As filed with the Securities and Exchange Commission on November 20, 1997
                                             Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             THERAGENICS CORPORATION
               (Exact Name of Registrant as Specified in Its Charter)

      Delaware                                      58-1528626
(State or Other Jurisdiction of        (I.R.S. Employer Identification Number)
Incorporation or Organization)

                              5325 Oakbrook Parkway
                             Norcross, Georgia 30093
               (Address of Principal Executive Offices) (Zip Code)

                             THERAGENICS CORPORATION
                            1997 STOCK INCENTIVE PLAN
                             (Full Title of the Plan)

                               M. Christine Jacobs
                      President and Chief Executive Officer
                             Theragenics Corporation
                              5325 Oakbrook Parkway
                             Norcross, Georgia 30093
                     (Name and Address of Agent for Service)

                                  (770) 381-8338
          (Telephone Number, Including Area Code, of Agent for Service)

                          Copies of Communications to:

 M. Christine Jacobs                     Katherine M. Koops, Esq.
 President and Chief Executive Officer   Powell, Goldstein, Frazer & Murphy LLP
 Theragenics Corporation                 Sixteenth Floor
 5325 Oakbrook Parkway                   191 Peachtree Street, N.E.
 Norcross, Georgia  30093                Atlanta, Georgia  30303




                                                CALCULATION OF REGISTRATION FEE

==================================================================================================================================
        Title of Securities              Amount To Be          Proposed Maximum        Proposed Maximum           Amount of
         To Be Registered                 Registered            Offering Price        Aggregate Offering      Registration Fee
                                                                 Per Share(1)              Price(1)
----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per
share............................            500,000              $45.59375               $22,796,875              $6,909
==================================================================================================================================
Rights to Purchase Common Stock,
$.01 par value per share(2)......        500,000 rights               N/A                      N/A                    N/A
==================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act") and based on the average of the high and low sales prices for the Common Stock reported on the Nasdaq National Market for November 17, 1997.
(2) The Rights, which are attached to the shares of Common Stock being registered, will be issued for no additional consideration, and therefore, no additional registration fee is required.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-15443);

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (File No. 0-15443);

         (3) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 0-15443);

         (4) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 (File No. 0-15443);

         (5) The Registrant's Current Report on Form 8-K filed with the Commission on January 13, 1997, as amended March 25, 1997 (File No. 0-15443);

         (6) The Registrant's Current Report on Form 8-K filed with the Commission on March 26, 1997 (File No. 0-15443);

         (7) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on March 2, 1987 (File No. 0-15443); and

         (8)      The  description of the Rights  contained in the  Registrant's
                  Registration   Statement  on  Form  8-A,  as  filed  with  the
                  Commission on February 26, 1997 (File No. 0-15443).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.


Item 6.  Indemnification of Directors and Officers.

         Article Seventh, Section II(a) of the Registrant's Certificate of Incorporation provides for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law Section 145, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may otherwise be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Seventh, Section I of the Company's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.


Item 8.  Exhibits.

         The  following  items  are  filed  as  exhibits  to  this  Registration
Statement:

         Exhibit No.:                       Description

         5.1               Opinion of Powell, Goldstein, Frazer & Murphy LLP

         23.1              Consent of Grant Thornton LLP

         23.2 Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in its exhibit filed as Exhibit 5.1)

         24.0 Power of Attorney (included in the signature page in Part II of the Registration Statement)


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Atlanta, State of Georgia, on this 19th day of November, 1997.

                              THERAGENICS CORPORATION


                              By:   /s/ M. Christine Jacobs
                                   ------------------------
                                   M. Christine Jacobs
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Christine Jacobs and Bruce W. Smith, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                   Title                             Date

/s/ Charles Klimkowki         Chairman of the Board           November 19, 1997
-----------------------
Charles Klimkowski

/s/ M. Christine Jacobs       President, Chief Executive      November 19, 1997
-----------------------
M. Christine Jacobs           Officer and Director
                              (Principal Executive Officer)

/s/ John V. Herndon           Director                        November 19, 1997
-----------------------
John V. Herndon

/s/ Orwin L. Carter           Director                        November 19, 1997
-----------------------
Orwin L. Carter, Ph.D

/s/ Peter A.A. Saunders       Director                        November 19, 1997
-----------------------
Peter A. A. Saunders

/s/ Otis W. Brawley           Director                        November 19, 1997
-----------------------
Otis W. Brawley, M.D.

/s/ Bruce W. Smith            Treasurer and Chief             November 19, 1997
-----------------------       Financial Officer,
Bruce W. Smith                Principal Financing
                              and Accounting Officer
                              and Director

                                INDEX TO EXHIBITS



         Exhibit No.:      Description

         5.1               Opinion of Powell, Goldstein, Frazer & Murphy LLP

         23.1              Consent of Grant Thornton LLP

         23.2 Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in its exhibit filed as Exhibit 5.1)

         24.0 Power of Attorney (included in the signature page in Part II of the Registration Statement)

Theragenics Corporation
November 19, 1997
Page 2



                                                               EXHIBIT 5.1
                                                               -----------



                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600


                                November 19, 1997



Theragenics Corporation
5325 Oakbrook Parkway
Norcross, Georgia   30093

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have served as counsel for Theragenics Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 500,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company, to be offered and sold by the Company pursuant to its 1997 Stock Incentive Plan (the "Plan").

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

         In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

         We express no opinion as to matters under or involving laws other than the laws of the State of Georgia.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized; and

         2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                      Very truly yours,



                                          POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                                                   EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 16, 1997 accompanying the financial statements of Theragenics Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1996 which is incorporated by referenced in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP
Atlanta, Georgia
November 19, 1997